EXHIBIT 32

NORTHERN STATES FINANCIAL CORPORATION

Section 906 Certification

     We hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act 0f 2002, that the Report of Northern States Financial Corporation on Form 10-K for the year ended December 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Northern States Financial Corporation as of and for the periods covered by the Report.

Date: March 29, 2004	By:	/s/ Fred Abdula
Fred Abdula
Chairman of the Board of Directors and President

Date: March 29, 2004	By:	/s/ Thomas M. Nemeth
Thomas M. Nemeth
Vice President and Treasurer